NEWS RELEASE
For further information, contact:

Suzie Singer, Corporate Communications	812.376.1917

January 21, 2005	For immediate release

IRWIN FINANCIAL CORPORATION ANNOUNCES
2004 FOURTH QUARTER AND ANNUAL EARNINGS CONFERENCE CALL

(Columbus, IN) IRWIN FINANCIAL CORPORATION (NYSE: IFC) intends to release its Fourth Quarter and Annual 2004 operating results on January 25, 2005.

At 1:00 p.m. EST, 12:00 p.m. CST, on January 25th, the Corporation will hold a conference call to review results. The toll-free number for the call will be (888) 545-0687; please tell the operator you would like to join the Irwin Financial call. A company news release regarding the topic of the call will be available on PRNewswire and on the Irwin Financial website before the call. Greg Ehlinger, Senior Vice President and CFO of Irwin Financial Corporation, and Will Miller, CEO, Irwin Financial Corporation, will be the speakers on the call. A replay of the call will be available for 48 hours by calling (877) 213-9653, passcode 10780679#.

Information provided and statements made during the call that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements of the company's expectations, hopes, beliefs and intentions on strategies for the future. It is important to note that the company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to, general economic, business and financial conditions, governmental action, competitor activity, expense volatility, changes in applicable accounting policies or principles, and other risks detailed from time to time in IFC Securities and Exchange Commission filings.

Irwin ®Financial Corporation (http://www.irwinfinancial.com) is an interrelated group of specialized financial services companies organized as a bank holding company, with a history tracing to 1871. The Corporation, through its major subsidiaries -- Irwin Mortgage Corporation, Irwin Home Equity Corporation, Irwin Union Bank, and Irwin Commercial Finance Corporation -- provides a broad range of financial services to consumers and small businesses in selected markets in the United States and Canada.